                                                                    EXHIBIT 10.2

{Date}

{Participant Name and Address}

Dear {Participant}:

I am pleased to inform you that as a new employee, you have received a stock option grant and right to purchase, in whole or in part, {Number of shares} shares of common stock of Dynamics Research Corporation at {price} per share, subject to terms set forth in the attached documents.

Your option is being granted under the 2003 Incentive Plan and qualifies as an "incentive stock option" as that term is defined in section 422 of the Internal Revenue Code of 1986, as amended. If you need further assistance in understanding how your option works, please call {Name of contact person} at extension {Extension number}.

Please sign both copies of the enclosed stock option, keep the one marked "ORIGINAL" and return the other to {Name of contact person} in the enclosed postage-paid, addressed return envelope, which has been provided for this purpose.

Sincerely,



James P. Regan
Chairman and Chief Executive Officer

Enclosures:

2 copies of the Stock Option
1 copy of the 2003 Incentive Plan
1 postage-paid, addressed return envelope

                          DYNAMICS RESEARCH CORPORATION

                             INCENTIVE STOCK OPTION

Incentive Stock Option granted by Dynamics Research Corporation, a Massachusetts corporation (the "Company"), to {Participant name}, an employee of the Company (the "Employee), pursuant to the Company's 2003 Incentive Plan (the "Plan").

1. GRANT OF OPTION. This certificate evidences the grant by the Company on {Grant date} to the Employee of an option to purchase, in whole or in part, on the terms provided in this certificate, a total of {Number of shares} shares of common stock of the Company, $0.10 par value per share ("Common Stock") at {Price} per share, which is not less than the fair market value of the Common Stock on the date of grant (the "Option"). By the Employee's acceptance hereof, the Employee agrees that this Option shall be governed in accordance with the terms of this certificate and the Plan. In the event of any inconsistency between the provisions of the Plan and this certificate, the terms of the Plan shall prevail. It is intended that the option evidenced by this certificate shall be an incentive stock option as defined in section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     The latest time on which this option may be exercised is 5:00PM on {Expiration date} (the "Expiration Date"). Except as otherwise specified herein, this Option is exercisable in the following installments on or after the respective vesting dates until the Expiration Date:

          1/3 OF SHARES ON THE FIRST ANNIVERSARY OF THE EFFECTIVE DATE
         1/3 OF SHARES ON THE SECOND ANNIVERSARY OF THE EFFECTIVE DATE
          1/3 OF SHARES ON THE THIRD ANNIVERSARY OF THE EFFECTIVE DATE

2. EXERCISE OF OPTION. The vested portion of this Option shall be exercisable, in whole or in part, in accordance with the exercise schedule set forth above by notifying a Representative of the Administrator's agent, Fidelity Stock Plan Service, at 800-544-9354 or by initiating the transaction online at http://netbenefits.com. The exercise notice must provide for payment in full of the exercise price and any taxes and withholding amounts payable in connection with the exercise of the Option. Payment shall be made in cash, by check payable to the order of Fidelity Investments, through the delivery of shares of the Company's Common Stock, which have been outstanding for at least six months, or, by any combination of the permissible forms of payment. In the event that this Option is exercised by the Employee's executor or administrator or other person following the Employee's death, the Company and Fidelity shall be under no obligation to deliver shares unless and until the Company and Fidelity are satisfied as to the authority of the person or persons exercising this Option.

3. TERMINATION OF OPTION. Any unexercised portion of the Option, to the extent then exercisable, shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

     (i) three months after the date on which the Employee ceases to be an employee of the Company for any reason other than death and except as provided in (ii) below;

     (ii) immediately if the Employee's cessation of employment is determined by the Administrator in its sole discretion to result from reasons which cast discredit on the Employee as to justify immediate termination;

     (iii)  one year after the Employee's death;

     (iv)   the Expiration Date.

4. ACCELERATION OF EXERCISABILITY OF OPTION. This Option shall vest and become fully excercisable (to the extent not already exercised) immediately prior to a Covered Transaction other than an Excluded Transaction; as such terms are defined in the Plan.

5. TRANSFERABILITY OF OPTION. This option is not transferable by the Employee otherwise than by will or the laws of descent and distribution, and is exercisable during the Employee's lifetime only by the Employee.

6. NO RIGHTS AS SHAREHOLDER. The Employee shall not have any rights as a shareholder with respect to any shares subject to the Option until the Option has been exercised and a stock certificate has been duly issued.

7. NO RIGHT TO CONTINUED SERVICE. The Option will not confer upon the Employee any right with respect to continuance of service or employment with the Company.

8. PROVISIONS OF THE PLAN. This Option is subject to the provisions of the Plan, including any rules, regulations and interpretations relating to the Plan as may be in effect from time to time. A copy of the Plan is available from the Company or online at http://netbenefits.com.



DYNAMICS RESEARCH CORPORATION